IRWHE 2005-B
Fixed Rate Collateral

Assumptions:

Prepay	100 PPC
LIBOR	forward LIBOR
Advance	100%
Recovery Lag	6 months
Severity	100%
StepDown	NO

The BreakEven CDR for a class is the maximum CDR that the class will NOT take a writedown at the corresponding scenario assumptions
(CDR increment is 0.1%)

Class	Fwd Libor +	Breakeven CDR	Collateral Cum Loss	WAL
M-3	100	6.3	14.4%	8.2
M-3	200	5.8	13.4%	8.5